UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 10, 2018, Apricus Biosciences, Inc. (the “Company”) received a Nasdaq Staff Deficiency letter indicating that, for the last thirty consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until October 8, 2018, to regain compliance. The letter states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(a)(2) if at any time before October 8, 2018, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days. The Nasdaq Staff Deficiency letter has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on The Nasdaq Capital Market under the symbol “APRI.”

The Company intends to monitor the bid price of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with Nasdaq’s minimum bid price rule by October 8, 2018.

If the Company does not regain compliance with Rule 5550(a)(2) by October 8, 2018, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq would notify the Company that its securities would be subject to delisting. In the event of such a notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will meet the bid price requirement during any compliance period or otherwise in the future, otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K and any subsequent Form 10-Q. The forward-looking statements contained in this report speak only as of the date of this report and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 8.01        Other Events.

On April 16, 2018, the Company announced the outcome of its end-of-review meeting with the U.S. Food and Drug Administration (“FDA”) on the New Drug Application (“NDA”) for Vitaros™ (alprostadil, DDAIP.HCl), a topical cream for the treatment of erectile dysfunction. The preliminary end-of-review meeting minutes support a plan to address issues cited by the FDA in its February 15, 2018 Complete Response Letter (“CRL”) for the Vitaros NDA. Specifically, the FDA confirmed during the meeting that the Company should develop a new Vitaros formulation that reduces the concentration of DDAIP.HCl from 2.5% to 0.5% in order to address the tumor promotion and partner transference safety concerns noted in the CRL. The FDA also confirmed that two new Phase 3 clinical efficacy trials with the reformulated product should be conducted prior to resubmitting the NDA and that the trials should include an assessment of the potential risk of enhanced sexually transmitted infections with the new formulation. In addition, the FDA requested certain pharmacokinetic assessments that the Company expects can be completed as part of the requested Phase 3 program and any additional clinical or commercial safety data generated prior to a resubmission. Lastly, the FDA stated that the Chemistry, Manufacturing and Control section in the resubmission will need to be updated with data generated during development of the new formulation.

The Company believes the FDA has outlined a path to approval in the U.S., but the cost and timeline associated with a reformulation effort and completing additional Phase 3 clinical trials exceeds its current resources and its ability to raise additional capital. Therefore, the Company has initiated discussions with interested parties for the U.S. Vitaros rights to enable its continued

development and potential approval in exchange for financial terms commensurate with a development stage asset. In parallel, the Board of Directors has determined that the Company should evaluate strategic alternatives or other business combinations, with the goal of maximizing shareholder value.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in this report that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things: the potential to enter into a U.S. partnership regarding Vitaros; the Company’s ability to identify and conclude strategic transactions or other business combinations; and the timing of any clinical and non-clinical trials and studies to address the FDA’s concerns and whether the results of such trials and studies would be sufficient to overcome the deficiencies raised in the CRL. Actual results could differ from those projected in any forward-looking statements due to a variety of reasons that are outside of the Company’s control, including, but not limited to: the Company’s financial position and need for additional capital to fund its operations, which may be adversely impacted if the Company is unable to maintain the continued listing of its common stock on the Nasdaq stock market; a partnership with respect to U.S. Vitaros and any larger strategic transaction or other business combination may not be available on acceptable terms or at all and such transaction may not maximize stockholder value; the Company’s ability to address any conditions for approvability of Vitaros raised by the FDA in the CRL; the risks of any additional adverse safety or other data arising from the sales and use of Vitaros in certain countries in Europe and elsewhere; competition in the ED market; and other risks identified by the Company in its reports filed with the Securities and Exchange Commission (SEC). These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: April 16, 2018	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

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